Exhibit 11

LOCK-UP AGREEMENT

August 17, 2020

Goldman Sachs & Co. LLC

c/o   Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule I thereto (the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by the Underwriter of shares of the common stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restrictions shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions,

(b) transfers or dispositions of shares of Common Stock or any security convertible or exercisable or exchangeable into Common Stock (i) as a bona fide gift or charitable contribution, or for bona fide estate planning purposes, (ii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (as defined below) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or if the undersigned is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, (iii) if the undersigned is a corporation, partnership, limited liability company, or other business entity, (1) to limited partners, members, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (2) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b)(i) through (b)(iv); provided that in the case of any transfer or distribution pursuant to clauses (b)(i) through (b)(iii) and (b)(v) (except as set forth below), (x) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period ; provided however in the case of (b)(iii), the undersigned may make a distribution of shares of Common Stock to one or more of its equity owners, which may in turn distribute such shares of Common Stock to the limited partners or beneficial owners of such equity owners so long as (x) each donee or distributee signs and delivers a lock-up agreement either to the Underwriter or the distributing holder substantially in the form of this agreement for a period commencing on the date of such distribution and ending 75 days after the date of the final prospectus supplement (the “Additional Restricted Period”), (y) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart and that such shares will be subject to lock-up during the Additional Restricted Period for the Additional Restricted Period and (z) the distributing party agrees not to waive the lock-up provisions with respect to any shares of Common Stock distributed by such party during the Additional Restricted Period without the prior written consent of the Underwriter,

(c) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period,

(d) transfers or sales to the Company in connection with the repurchase of shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) granted under any existing stock incentive plan or stock purchase plan of the Company, which plan is described in the Prospectus (including the information incorporated by reference therein), provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this agreement and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the underlying shares, or other public announcement reporting, shall be required or shall be voluntarily made during the Restricted Period,

(e) the transfer of shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) to the Company pursuant to any existing stock incentive plan or stock purchase plan of the Company, which plan is described in the Prospectus (including the information incorporated by reference therein), upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Stock issuable upon the exercise thereof) or shares of Common Stock to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award, provided that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this agreement, and provided further that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (e).

(f) the transfer or disposition of the undersigned’s Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and provided further that any associated filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (f),

(g) the transfer of shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third party tender offer, merger, consolidated or other similar transaction made to all holders of the capital stock of the Company involving a change of control (as defined below) of the Company which occurs after the consummation of the Public Offering, is open to all holders of the Company capital stock and has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement,

(h) pledges of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements that were entered into prior to the date hereof (as the same may be amended, supplemented, modified, extended, refinanced, replaced and/or renewed from time to time), and any subsequent foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements, or

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin and “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or JAB Holdings B.V. or any of its controlled affiliates, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company, occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the Underwriter waives or terminates any of the restrictions contained in this agreement (or any such other related agreements) with respect to the securities of any officer or director of the Company or any Selling Stockholder (each, a “Lock-Up Release” and such stockholder, the “Triggering Release Party”), the restrictions contained in this agreement (or any such other related agreements) shall be automatically and concurrently waived or terminated, as applicable, to the same extent and on the same terms with respect to the same pro rata percentage of securities of the undersigned (other than the Triggering Release Party) as the percentage of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) being released in the Lock-Up Release represents with respect to the securities held by the applicable Triggering Release Party; provided that the provisions of this sentence will not apply if (i)(a) the release, waiver or termination is effected solely to permit a transfer not for consideration that was not otherwise permitted under the terms of agreement (or any such other related agreements) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement (or any such other related agreements) to the extent and for the duration that such terms remain in effect at the time of such transfer; (ii) the Lock-Up Release is granted in connection with a sale of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) in an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission, whether or not such registration statement is wholly or partially a secondary offering of the Company’s Common Stock or (or other securities convertible into or exercisable or exchangeable for Common Stock) (other than with respect to the Public Offering); provided that the undersigned is offered the opportunity to participate in such sale and the undersigned is released from its lock-up restrictions set forth herein to the extent of the undersigned’s participation in such underwritten public offering; or (iii) the Lock-Up Release is granted to one or more individual parties in an aggregate amount for all such Lock-Up Releases less than or equal to one percent (1%) of the Company’s total outstanding Common Stock (determined as of immediately following the closing of the Public Offering and assuming conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Common Stock); provided that in the case of directors and officers of the Company, a release under this clause (iii) shall be granted only due to circumstances of emergency and hardship as determined by the Underwriter in its sole discretion. In the event that, as a result of this paragraph, any Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) are released from the restrictions imposed by this agreement, the Underwriter shall use commercially reasonable efforts to notify the Company within two business days of the effective date of such release, provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriter.

The undersigned understands that, if (i) the Underwriter, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement does not become effective by August 31, 2020; or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder; then this agreement shall automatically terminate and the undersigned shall be released from all obligations under this agreement.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriter.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very yours truly,

/s/ Luuk Hoogeveen
Luuk Hoogeveen (Managing Director)

Piet Heinkade 55, 1019 GM Amsterdam, The Netherlands

/s/ Leo Burgers
Leo Burgers (Managing Director)

Piet Heinkade 55, 1019 GM Amsterdam,The Netherlands

[Signature Page to Lock-Up Agreement]

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